Exhibit 99.1

SB Financial Group Announces First Quarter 2025 Results

DEFIANCE, OH, May 1, 2025 -- SB Financial Group, Inc. (NASDAQ: SBFG) (“SB Financial” or the “Company”), a diversified financial services company providing full-service community banking, mortgage banking, wealth management, private client and title insurance services today reported earnings for the first quarter ended March 31, 2025.

First Quarter 2025 Highlights Over the First Quarter Prior Year Include:

●	Adjusted net income of $2.7 million, after accounting for $0.7 million of nonrecurring merger expenses, was up 23.2 percent from the prior year adjusted net income of $2.2 million, with adjusted Diluted Earnings Per Share (“DEPS”) of $0.42. Unadjusted net income and EPS were slightly below the prior year quarter.

●	Successful completion of the Marblehead Bank acquisition, adding $56 million of low-cost deposits and $19 million in loans.

●	Interest income of $17.4 million increased by 13.5 percent from $15.3 million reported in the prior year quarter.

●	Loan growth of $96.7 million, or 9.8 percent from the prior-year quarter, with growth from the linked quarter of $41.6 million. This was our fourth consecutive quarter of sequential expanding loan growth, year over year. Growth adjusted for the Marblehead acquisition would be $78.2 and $23.1 million, from the linked quarter.

●	Deposit growth of $159.7 million, or 14.4 percent from the prior-year quarter, with growth from the linked quarter of $119.4 million. Growth adjusted for the Marblehead acquisition would be $103.7 and $63.4 million, from the linked quarter.

●	Tangible book value (“TBV”) per share ended the quarter at $15.79 up $0.86 per share or 5.8 percent from the prior year quarter. Absent the per share dilution from the acquisition of $0.87, TBV would have been up $1.73 per share or 11.6 percent.

Earnings Highlights	Three Months Ended
($ in thousands, except per share & ratios)	Mar. 2025	Mar. 2024	% Change
Operating revenue	$15,386	$13,131	17.2%
Interest income	17,372	15,300	13.5%
Interest expense	6,093	6,120	-0.4%
Net interest income	11,279	9,180	22.9%
Provision for credit losses	387	-	N/M
Noninterest income	4,107	3,951	3.9%
Noninterest expense	12,410	10,282	20.7%
Net income	2,158	2,368	-8.9%
Merger adjusted Earnings per diluted share	0.42	0.33	27.3%
Earnings per diluted share	0.33	0.35	-5.7%
Merger adjusted Return on Avg. Assets	0.76%	0.67%	13.4%
Return on average assets	0.60%	0.71%	-15.5%
Merger adjusted Return on Avg. Equity	8.35%	7.26%	15.0%
Return on average equity	6.63%	7.72%	-14.1%

“Our first quarter results highlight the value of our growth strategy, even in the midst of temporary economic uncertainty,” said Mark A. Klein, Chairman, President, and CEO. “Merger adjusted net income for the quarter was $2.7 million, a 22.3 percent increase from the prior-year quarter, with the GAAP EPS of $0.33 slightly down from the prior year. The successful closing of the acquisition in the first quarter significantly strengthened our liquidity position through their low-cost deposit base and further expanded our market presence in Northern Ohio. This marks an important milestone in executing our long-term growth strategy to grow organically and through M & A.”

Interest income for the quarter grew by 13.5 percent to $17.4 million compared to the previous year, driven by continued strong loan growth. Total loans increased by $96.7 million, compared to the prior year, and by $41.5 million from the linked quarter. Adjusted for the Marblehead acquisition, total loan growth would have been $78.2 and $23.1 million, respectively. Deposits rose by $158.9 million, or 14.3 percent, to $1.27 billion, a result of the acquisition and a testament to the trust our clients place in us. Adjusted for the acquisition, deposit growth would have been $102.9 and $62.6 million, respectively.

RESULTS OF OPERATIONS

Consolidated Revenue

In the first quarter of 2025, total operating revenue increased to $15.4 million, a 17.2 percent rise from $13.1 million in the prior year and a slight 0.1 percent decrease from the linked quarter, driven by growth in both net interest income and noninterest income. Net interest income reached $11.3 million, a strong 22.9 percent year-over-year increase, reflecting higher interest income on loans, which rose by $1.7 million to $15.4 million. Deposit costs increased by 5.1 percent to $5.4 million, but were largely offset by decreases in interest expense on other funding sources, resulting in a 0.4 percent decrease in total interest expense compared to the prior year quarter. As a result, the net interest margin expanded by 41 basis points year-over-year to 3.40 percent, reflecting the continued strength of our interest-earning assets and disciplined management of our funding costs. Noninterest income for the quarter increased by 3.9 percent year-over-year to $4.1 million due to improvements in gains on sale and title insurance, partially offset by decreases in mortgage loan servicing fees. Looking ahead, we remain focused on maintaining a balanced strategy that drives sustainable revenue growth while effectively managing costs, ensuring consistent value creation for our shareholders.

Mortgage Loan Business

Net mortgage banking revenue for the quarter reached $1.5 million, down $84,000 from the prior-year quarter. Loan servicing fees added $894,000 to revenue, reflecting an increase of $39,000 from the prior year quarter. The OMSR net valuation adjustment for the first quarter of 2025 was a positive $11,000 compared to a positive $181,000 in the first quarter of 2024.

Mortgage Banking

($ in thousands)	Mar. 2025	Dec. 2024	Sep. 2024	Jun. 2024	Mar. 2024	Prior Year Growth
Mortgage originations	$39,775	$72,534	$70,715	$75,110	$42,912	$(3,137)
Mortgage sales	39,279	62,301	61,271	55,835	36,623	2,656
Mortgage servicing portfolio	1,432,184	1,427,318	1,406,273	1,389,805	1,371,713	60,471
Mortgage servicing rights	14,965	14,868	14,357	14,548	14,191	774

Revenue
Loan servicing fees	894	886	874	862	855	39
OMSR amortization	(294)	(358)	(370)	(335)	(273)	(21)
Net administrative fees	600	528	504	527	582	18
OMSR valuation adjustment	11	288	(465)	38	181	(170)
Net loan servicing fees	611	816	39	565	763	(152)
Gain on sale of mortgages	849	1,196	1,311	1,277	781	68
Mortgage banking revenue, net	$1,460	$2,012	$1,350	$1,842	$1,544	$(84)

Noninterest Income and Noninterest Expense

“Noninterest income for the first quarter of 2025 totaled $4.1 million, up $156,000 or 3.9 percent from the prior-year quarter, primarily due to increased gains on sales of mortgage loans and OSMR, and increased title service and other revenue. Compared to the prior-year quarter, gains on sales of mortgage loans and OSMR grew modestly by $68,000 year over year, and title insurance revenue added $131,000, reflecting the consistent benefit of our revenue diversification strategy,” Mr. Klein noted.

Noninterest Income/Noninterest Expense

($ in thousands, except ratios)	Mar. 2025	Dec. 2024	Sep. 2024	Jun. 2024	Mar. 2024	Prior Year Growth
Noninterest Income (NII)	$4,107	$4,557	$4,123	$4,386	$3,951	$156
NII / Total Revenue	26.7%	29.5%	28.8%	31.5%	30.1%	-3.4%
NII / Average Assets	1.1%	1.3%	1.2%	1.3%	1.2%	-0.1%
Total Revenue Growth	17.2%	2.2%	4.5%	-0.6%	-6.1%	23.3%

Noninterest Expense (NIE)	$12,410	$11,003	$11,003	$10,671	$10,282	$2,128
Efficiency Ratio	80.0%	71.1%	76.8%	75.9%	78.2%	1.8%
NIE / Average Assets	3.4%	3.2%	3.2%	3.2%	3.1%	0.3%
Net Noninterest Expense/Avg. Assets	-2.3%	-1.9%	-2.0%	-1.9%	-1.9%	-0.4%
Total Expense Growth	20.7%	6.1%	5.0%	3.2%	-4.6%	25.3%

Noninterest expense for the first quarter of 2025 was impacted by the one-time merger related expenses of $726,000. Adjusting for these expenses and the $300,000 in Marblehead operating expenses for the quarter, total operating costs were up just 3.5 percent from the linked quarter and 10.7 percent.

“Our efficiency ratio in the first quarter of 2025 was 76.0 percent when we factor out the merger related costs, which was an improvement compared to the prior year.” stated Mr. Klein.

Balance Sheet

As of March 31, 2025, SB Financial reported total assets of $1.50 billion, higher from both the linked quarter and the previous year. This growth was primarily driven by a robust increase in the loan portfolio, which reached $1.09 billion, marking a $96.7 million or 9.8 percent increase year over year. Loan growth also included $18.7 million in loans added with the completion of the acquisition. Cash increased by $78.5 million from the prior year, including $35 million added from the liquidation of the acquired investment portfolio.

Total deposits increased to $1.27 billion, growing $158.9 million or 14.3 percent year over year, including $56 million in low-cost deposits from the acquisition and $102.9 million in organic deposit growth reflecting SB Financial’s successful efforts in deposit gathering and customer engagement. Shareholders’ equity ended the quarter at $131.5 million, representing a $7.8 million increase from the prior year. This growth reflects management’s commitment to enhancing shareholder value and the Company’s disciplined approach to capital management.

During the first quarter, SB Financial repurchased 26,446 shares, less than previous quarters as the average price was above our target range. This reflects the Company’s dedication to returning value to shareholders through dividends and share repurchases while retaining adequate capital to support our long-term growth.

“As we progress through the remainder of 2025, our balance sheet strength and strategic management of resources highlight our long-term strategic growth ambitions, both organically and through successful acquisitions,” said Mr. Klein, Chairman, President, and CEO. “Even in the current challenging rate environment, we achieved our fourth consecutive quarter of loan growth, with balances increasing by $96.7 million from the previous year, which included $78.2 million of organic loan growth. This performance underscores the strength of our deep client relationships and our continued competitiveness in the market. Our strong asset quality, supported by top-decile coverage ratios, remains a cornerstone of our financial stability, which we will leverage to take advantage of emerging opportunities while maintaining our focus on operational excellence. Looking ahead, we are committed to driving shareholder value and sustaining robust financial performance as the economic landscape stabilizes.”

Loan Balances

($ in thousands, except ratios)	Mar. 2025	Dec. 2024	Sep. 2024	Jun. 2024	Mar. 2024	Annual Growth
Commercial	$125,878	$124,764	$123,821	$123,287	$120,016	$5,862
% of Total	11.6%	11.9%	12.0%	12.3%	12.1%	4.9%
Commercial RE	509,518	479,573	459,449	434,967	429,362	80,156
% of Total	46.8%	45.8%	44.6%	43.3%	43.3%	18.7%
Agriculture	61,443	64,680	64,887	64,329	62,365	(922)
% of Total	5.6%	6.2%	6.3%	6.4%	6.3%	-1.5%
Residential RE	319,307	308,378	314,010	316,233	314,668	4,639
% of Total	29.3%	29.5%	30.5%	31.5%	31.7%	1.5%
Consumer & Other	72,128	69,340	67,788	66,574	65,141	6,987
% of Total	6.6%	6.6%	6.6%	6.6%	6.6%	10.7%
Total Loans	$1,088,274	$1,046,735	$1,029,955	$1,005,390	$991,552	$96,722
Total Growth Percentage						9.8%

Deposit Balances

($ in thousands, except ratios)	Mar. 2025	Dec. 2024	Sep. 2024	Jun. 2024	Mar. 2024	Annual Growth
Non-Int DDA	$240,446	$232,155	$222,425	$208,244	$219,395	$21,051
% of Total	18.9%	20.1%	19.2%	18.7%	19.7%	9.6%
Interest DDA	208,583	201,085	202,097	190,857	169,171	39,412
% of Total	16.4%	17.4%	17.4%	17.1%	15.2%	23.3%
Savings	285,902	237,987	241,761	231,855	244,157	41,745
% of Total	22.5%	20.6%	20.8%	20.8%	21.9%	17.1%
Money Market	257,013	222,161	228,182	225,650	221,362	35,651
% of Total	20.2%	19.3%	19.7%	20.2%	19.9%	16.1%
Time Deposits	279,276	259,217	265,068	258,582	258,257	21,019
% of Total	22.0%	22.5%	22.9%	23.2%	23.2%	8.1%
Total Deposits	$1,271,220	$1,152,605	$1,159,533	$1,115,188	$1,112,342	$158,878
Total Growth Percentage						14.3%

Asset Quality

As of March 31, 2025, SB Financial continued to demonstrate strong asset quality metrics. Nonperforming assets totaled $6.1 million, representing 0.41 percent of total assets, an increase of $3.2 million compared to $2.9 million or 0.22 percent of total assets reported in the prior year. This year-over-year growth was driven by weakness in three credits that we continue to expect to resolve favorably in 2025.

The allowance for credit losses remained strong at 1.41 percent of total loans, providing 254.4 percent coverage of nonperforming loans, a level slightly lower than the linked quarter but indicative of our conservative approach to risk management amid the current environment. The net loan charge-offs to average loans ratio remained modest at 3 basis points, improving from 7 basis points in the prior quarter and consistent with the year-ago period, reflecting disciplined credit practices and effective collateral management.

“Our asset quality metrics fully illustrate the diligence of our approach and commitment to disciplined risk management,” stated Mark Klein, Chairman, President, and CEO. “While we observed a slight uptick in nonperforming assets compared to the prior year, our reserve coverage ratio and continued low charge-off levels underscore the quality of our loan portfolio. We remain focused on balancing our conservative approach in maintaining the integrity of our credit processes with the need to effectively manage our balance sheet for long-term growth.”

Nonperforming Assets ($ in thousands, except ratios)	Mar. 2025	Dec. 2024	Sep. 2024	Jun. 2024	Mar. 2024	Annual Change
Commercial & Agriculture	$3,418	$2,927	$2,899	$2,781	$897	$2,521
% of Total Com./Ag. loans	1.82%	1.55%	1.54%	1.48%	0.49%	281.0%
Commercial RE	798	807	813	475	49	749
% of Total CRE loans	0.16%	0.17%	0.18%	0.11%	0.01%	1528.6%
Residential RE	1,608	1,539	1,536	1,247	1,295	313
% of Total Res. RE loans	0.50%	0.50%	0.49%	0.39%	0.41%	24.2%
Consumer & Other	227	243	270	231	193	34
% of Total Con./Oth. loans	0.31%	0.35%	0.40%	0.35%	0.30%	17.6%
Total Nonaccruing Loans	6,051	5,516	5,518	4,734	2,434	3,617
% of Total loans	0.56%	0.53%	0.54%	0.47%	0.25%	148.6%
Foreclosed Assets and Other Assets	73	-	-	510	510	(437)
Total Change (%)						-85.7%
Total Nonperforming Assets	$6,124	$5,516	$5,518	$5,244	$2,944	$3,180
% of Total assets	0.41%	0.40%	0.40%	0.39%	0.22%	108.02%

Webcast and Conference Call

The Company will hold the first quarter 2025 earnings conference call and webcast on May 2, 2025, at 11:00 a.m. EDT. Interested parties may access the conference call by dialing 1-888-338-9469. The webcast can be accessed at ir.yourstatebank.com. An audio replay of the call will be available on the Company’s website.

About SB Financial Group

Headquartered in Defiance, Ohio, SB Financial is a diversified financial services holding company for the State Bank & Trust Company (State Bank) and SBFG Title, LLC dba Peak Title (Peak Title). State Bank provides a full range of financial services for consumers and small businesses, including wealth management, private client services, mortgage banking and commercial and agricultural lending, operating through a total of 26 offices: 24 in ten Ohio counties and two in Northeast, Indiana, and 26 ATMs. State Bank has six loan production offices located throughout the Tri-State region of Ohio, Indiana and Michigan. Peak Title provides title insurance and title opinions throughout the Tri-State and Kentucky. SB Financial’s common stock is listed on the NASDAQ Capital Market with the ticker symbol “SBFG”.

Forward-Looking Statements

Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking industry, changes in economic conditions in the market areas in which SB Financial and its subsidiaries operate, changes in policies by regulatory agencies, changes in accounting standards and policies, changes in tax laws, fluctuations in interest rates, demand for loans in the market areas in SB Financial and its subsidiaries operate, increases in FDIC insurance premiums, changes in the competitive environment, losses of significant customers, geopolitical events, the loss of key personnel and other risks identified in SB Financial’s Annual Report on Form 10-K and documents subsequently filed by SB Financial with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and SB Financial undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, except as required by law. All subsequent written and oral forward-looking statements attributable to SB Financial or any person acting on its behalf are qualified by these cautionary statements.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures, specifically pre-tax, pre-provision income, tangible common equity, tangible assets, tangible book value per common share, tangible common equity to tangible assets, return on average tangible common equity, total interest income – FTE, net interest income – FTE and net interest margin – FTE are used by the Company’s management to measure the strength of its capital and analyze profitability, including its ability to generate earnings on tangible capital invested by its shareholders. In addition, the Company excludes the OMSR valuation adjustment and any gain on sale of assets from net income to report a non-GAAP adjusted net income level. Although management believes these non-GAAP measures are useful to investors by providing a greater understanding of its business, they should not be considered a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Investor Contact Information:

Mark A. Klein

Chairman, President and

Chief Executive Officer

Mark.Klein@YourStateBank.com

Anthony V. Cosentino

Executive Vice President and

Chief Financial Officer

Tony.Cosentino@YourStateBank.com

SB FINANCIAL GROUP, INC.

CONSOLIDATED BALANCE SHEETS - (Unaudited)

	March	December	September	June	March
($ in thousands)	2025	2024	2024	2024	2024
ASSETS
Cash and due from banks	$105,145	$25,928	$49,348	$21,983	$26,602
Interest bearing time deposits	1,565	1,565	1,706	2,417	2,417
Available-for-sale securities	199,721	201,587	211,511	207,856	213,239
Loans held for sale	4,286	6,770	8,927	7,864	4,730
Loans, net of unearned income	1,088,274	1,046,735	1,029,955	1,005,390	991,552
Allowance for credit losses	(15,391)	(15,096)	(15,278)	(15,612)	(15,643)
Premises and equipment, net	21,875	20,456	20,715	20,860	20,985
Federal Reserve and FHLB Stock, at cost	5,340	5,223	5,223	5,204	6,512
Foreclosed assets and other assets	73	-	-	510	510
Interest receivable	5,072	4,908	4,842	4,818	3,706
Goodwill	27,158	23,239	23,239	23,239	23,239
Cash value of life insurance	30,871	30,685	30,488	30,294	30,103
Mortgage servicing rights	14,965	14,868	14,357	14,548	14,191
Other assets	12,048	12,649	8,916	12,815	13,869
Total assets	$1,501,002	$1,379,517	$1,393,949	$1,342,186	$1,336,012
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Non interest bearing demand	$240,446	$232,155	$222,425	$208,244	$219,395
Interest bearing demand	208,583	201,085	202,097	190,857	169,171
Savings	285,902	237,987	241,761	231,855	244,157
Money market	257,013	222,161	228,182	225,650	221,362
Time deposits	279,276	259,217	265,068	258,582	258,257
Total deposits	1,271,220	1,152,605	1,159,533	1,115,188	1,112,342

Short-term borrowings	11,058	10,585	15,240	15,178	12,916
Federal Home Loan Bank advances	35,000	35,000	35,000	35,000	35,000
Trust preferred securities	10,310	10,310	10,310	10,310	10,310
Subordinated debt net of issuance costs	19,702	19,690	19,678	19,666	19,654
Interest payable	2,634	2,351	3,374	2,944	2,772
Other liabilities	19,552	21,468	17,973	18,421	19,295
Total liabilities	1,369,476	1,252,009	1,261,108	1,216,707	1,212,289

Shareholders’ Equity
Common stock	61,319	61,319	61,319	61,319	61,319
Additional paid-in capital	14,955	15,194	15,090	15,195	14,978
Retained earnings	117,397	116,186	113,515	112,104	109,938
Accumulated other comprehensive loss	(26,872)	(30,234)	(24,870)	(31,801)	(31,547)
Treasury stock	(35,273)	(34,957)	(32,213)	(31,338)	(30,965)
Total shareholders’ equity	131,526	127,508	132,841	125,479	123,723

Total liabilities and shareholders’ equity	$1,501,002	$1,379,517	$1,393,949	$1,342,186	$1,336,012

SB FINANCIAL GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME - (Unaudited)

($ in thousands, except per share & ratios)	At and for the Three Months Ended
	March	December	September	June	March
Interest income	2025	2024	2024	2024	2024
Loans
Taxable	$15,244	$14,920	$14,513	$13,883	$13,547
Tax exempt	115	122	127	124	123
Securities
Taxable	1,169	1,178	1,192	1,226	1,274
Tax exempt	38	35	37	37	37
Other interest income	806	592	679	384	319
Total interest income	17,372	16,847	16,548	15,654	15,300

Interest expense
Deposits	5,352	5,169	5,568	5,208	5,090
Repurchase agreements & other	24	41	43	36	34
Federal Home Loan Bank advances	362	369	369	370	613
Trust preferred securities	160	177	187	187	188
Subordinated debt	195	194	195	194	195
Total interest expense	6,093	5,950	6,362	5,995	6,120

Net interest income	11,279	10,897	10,186	9,659	9,180

Provision for credit losses	387	(76)	200	-	-

Net interest income after provision for loan losses	10,892	10,973	9,986	9,659	9,180

Noninterest income
Wealth management fees	864	916	882	848	865
Customer service fees	879	842	870	875	880
Gain on sale of mtg. loans & OMSR	849	1,196	1,311	1,277	781
Mortgage loan servicing fees, net	611	816	39	565	763
Gain on sale of non-mortgage loans	15	10	20	105	10
Title insurance revenue	397	478	485	406	266
Net gain on sales of securities	-	-	-	-	-
Gain (loss) on sale of assets	-	-	200	-	-
Other	492	299	316	310	386
Total noninterest income	4,107	4,557	4,123	4,386	3,951

Noninterest expense
Salaries and employee benefits	6,237	6,185	6,057	6,009	5,352
Net occupancy expense	893	702	706	707	769
Equipment expense	1,072	1,127	1,069	1,060	1,077
Data processing fees	1,439	821	758	727	769
Professional fees	1,034	895	659	615	758
Marketing expense	165	207	241	176	197
Telephone and communication expense	139	136	128	156	105
Postage and delivery expense	137	116	145	89	97
State, local and other taxes	224	224	208	230	245
Employee expense	174	168	228	159	178
Other expenses	896	422	804	743	735
Total noninterest expense	12,410	11,003	11,003	10,671	10,282

Income before income tax expense	2,589	4,527	3,106	3,374	2,849
Income tax expense	431	892	752	261	481

Net income	$2,158	$3,635	$2,354	$3,113	$2,368

Common share data:
Basic earnings per common share	$0.33	$0.55	$0.35	$0.47	$0.35
Diluted earnings per common share	$0.33	$0.55	$0.35	$0.47	$0.35

Average shares outstanding (in thousands):
Basic:	6,481	6,575	6,660	6,692	6,715
Diluted:	6,502	6,599	6,675	6,700	6,723

SB FINANCIAL GROUP, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS - (Unaudited)

($ in thousands, except per share & ratios)	At and for the Three Months Ended
	March	December	September	June	March
SUMMARY OF OPERATIONS	2025	2024	2024	2024	2024

Net interest income	$11,279	$10,897	$10,186	$9,659	$9,180
Tax-equivalent adjustment	41	42	44	43	43
Tax-equivalent net interest income	11,320	10,939	10,230	9,702	9,223
Provision for credit loss	387	(76)	200	-	-
Noninterest income	4,107	4,557	4,123	4,386	3,951
Total operating revenue	15,386	15,454	14,309	14,045	13,131
Noninterest expense	12,410	11,003	11,003	10,671	10,282
Pre-tax pre-provision income	2,976	4,451	3,306	3,374	2,849
Net income	2,158	3,635	2,354	3,113	2,368

PER SHARE INFORMATION:
Basic earnings per share (EPS)	0.33	0.55	0.35	0.47	0.35
Diluted earnings per share	0.33	0.55	0.35	0.47	0.35
Common dividends	0.145	0.145	0.140	0.140	0.135
Book value per common share	20.29	19.64	20.05	18.80	18.46
Tangible book value per common share (TBV)	15.79	16.00	16.49	15.26	14.93
Market price per common share	20.82	20.91	20.56	14.00	13.78
Market price to TBV	131.8%	130.7%	124.7%	91.8%	92.3%
Market price to trailing 12 month EPS	12.2	12.1	11.8	7.9	7.9

PERFORMANCE RATIOS:
Return on average assets (ROAA)	0.60%	1.04%	0.68%	0.93%	0.71%
Pre-tax pre-provision ROAA	0.83%	1.28%	0.96%	1.01%	0.86%
Return on average equity (ROE)	6.63%	11.13%	7.32%	10.16%	7.72%
Return on average tangible equity	8.32%	13.58%	8.97%	12.59%	9.55%
Efficiency ratio	80.00%	71.09%	76.78%	75.86%	78.17%
Earning asset yield	5.23%	5.18%	5.16%	5.02%	4.97%
Cost of interest bearing liabilities	2.32%	2.36%	2.53%	2.47%	2.55%
Net interest margin	3.40%	3.35%	3.17%	3.10%	2.99%
Tax equivalent effect	0.01%	0.01%	0.02%	0.01%	0.01%
Net interest margin, tax equivalent	3.41%	3.36%	3.19%	3.11%	3.00%
Non interest income/Average assets	1.14%	1.31%	1.20%	1.31%	1.19%
Non interest expense/Average assets	3.45%	3.15%	3.20%	3.18%	3.08%
Net noninterest expense/Average assets	-2.31%	-1.85%	-2.00%	-1.87%	-1.90%

ASSET QUALITY RATIOS:
Gross charge-offs	87	195	29	-	66
Recoveries	2	13	2	16	9
Net charge-offs	85	182	27	(16)	57
Nonperforming loans/Total loans	0.56%	0.53%	0.54%	0.47%	0.25%
Nonperforming assets/Loans & OREO	0.56%	0.53%	0.54%	0.52%	0.30%
Nonperforming assets/Total assets	0.41%	0.40%	0.40%	0.39%	0.22%
Allowance for credit loss/Nonperforming loans	254.35%	273.68%	276.83%	329.78%	642.69%
Allowance for credit loss/Total loans	1.41%	1.44%	1.48%	1.55%	1.58%
Net loan charge-offs/Average loans (ann.)	0.03%	0.07%	0.01%	(0.01)%	0.02%

CAPITAL & LIQUIDITY RATIOS:
Loans/ Deposits	85.61%	90.81%	88.82%	90.15%	89.14%
Equity/ Assets	8.76%	9.24%	9.53%	9.35%	9.26%
Tangible equity/Tangible assets	6.96%	7.66%	7.97%	7.72%	7.63%
Common equity tier 1 ratio (Bank)	12.35%	13.43%	13.19%	13.98%	13.84%

END OF PERIOD BALANCES
Total assets	1,501,002	1,379,517	1,393,949	1,342,186	1,336,012
Total loans	1,088,274	1,046,735	1,029,955	1,005,390	991,552
Deposits	1,271,220	1,152,605	1,159,533	1,115,188	1,112,342
Shareholders equity	131,526	127,508	132,841	125,479	123,723
Goodwill and intangibles	29,125	23,597	23,613	23,630	23,646
Tangible equity	102,401	103,911	109,228	101,849	100,077
Mortgage servicing portfolio	1,432,184	1,427,318	1,406,273	1,389,805	1,371,713
Wealth/Brokerage assets under care	519,158	547,697	557,724	525,713	525,517
Total assets under care	3,452,344	3,354,532	3,357,946	3,257,704	3,233,242
Full-time equivalent employees	262	252	248	249	245
Period end common shares outstanding	6,483	6,494	6,624	6,676	6,702
Market capitalization (all)	134,982	135,780	136,189	93,458	92,359

AVERAGE BALANCES
Total assets	1,459,896	1,395,473	1,376,849	1,342,847	1,333,236
Total earning assets	1,346,354	1,301,872	1,283,407	1,246,099	1,230,736
Total loans	1,076,328	1,040,580	1,018,262	1,005,018	993,310
Deposits	1,227,449	1,163,531	1,145,964	1,120,367	1,091,803
Shareholders equity	131,944	130,647	128,608	122,510	123,058
Goodwill and intangibles	26,714	23,605	23,621	23,638	23,654
Tangible equity	105,230	107,042	104,987	98,872	99,404
Average basic shares outstanding	6,481	6,575	6,660	6,692	6,715
Average diluted shares outstanding	6,502	6,599	6,675	6,700	6,723

SB FINANCIAL GROUP, INC.

Rate Volume Analysis - (Unaudited)

For the Three Months Ended Mar. 31, 2025 and 2024
($ in thousands)	Three Months Ended Mar. 31, 2025			Three Months Ended Mar. 31, 2024
	Average		Average	Average		Average
Assets	Balance	Interest	Rate	Balance	Interest	Rate
Taxable securities	$196,880	$1,276	2.63%	$210,252	$1,413	2.70%
Overnight Cash	66,460	699	4.27%	20,729	180	3.48%
Nontaxable securities	6,686	38	2.30%	6,445	37	2.30%
Loans, net	1,076,328	15,359	5.79%	993,310	13,670	5.52%
Total earning assets	1,346,354	17,372	5.23%	1,230,736	15,300	4.99%

Cash and due from banks	10,339			4,512
Allowance for loan losses	(15,238)			(15,830)
Premises and equipment	21,082			21,281
Other assets	97,359			92,537
Total assets	$1,459,896			$1,333,236

Liabilities
Savings, MMDA and interest bearing demand	$709,324	$2,959	1.69%	$605,243	$2,525	1.67%
Time deposits	276,253	2,393	3.51%	258,592	2,565	3.98%
Repurchase agreements & other	13,106	24	0.74%	15,993	34	0.85%
Advances from Federal Home Loan Bank	35,044	362	4.19%	51,030	613	4.82%
Trust preferred securities	10,310	160	6.29%	10,310	188	7.31%
Subordinated debt	19,694	195	4.02%	19,646	195	3.98%
Total interest bearing liabilities	1,063,731	6,093	2.32%	960,814	6,120	2.55%

Non interest bearing demand	241,872	-		227,968	-
Total funding	1,305,603		1.89%	1,188,782		2.06%
Other liabilities	22,349			21,396
Total liabilities	1,327,952			1,210,178

Equity	131,944			123,058
Total liabilities and equity	$1,459,896			$1,333,236

Net interest income		$11,279			$9,180

Net interest income as a percent of average interest-earning assets - GAAP measure			3.40%			2.99%

Net interest income as a percent of average interest-earning assets - non GAAP - Computed on a fully tax equivalent (FTE) basis			3.41%			3.00%

Non-GAAP reconciliation

	Three Months Ended
($ in thousands, except per share & ratios)	Mar. 31, 2025	Mar. 31, 2024

Total Operating Revenue	$15,386	$13,131
Adjustment to (deduct)/add OMSR recapture/impairment *	(11)	(181)
Adjusted Total Operating Revenue	15,375	12,950

Total Operating Expense	$12,410	$10,282
Adjustment for merger expenses	(726)	-
Adjusted Total Operating Expense	11,684	10,282

Income before Income Taxes	2,589	2,849
Adjustment for OMSR*/Merger Expenses	715	(181)
Adjusted Income before Income Taxes	3,304	2,668

Provision for Income Taxes	431	481
Adjustment for OMSR/Merger Expenses **	150	(38)
Adjusted Provision for Income Taxes	581	443

Net Income	2,158	2,368
Adjustment for OMSR*/Merger Expenses	565	(143)
Adjusted Net Income	2,723	2,225

Diluted Earnings per Share	0.33	0.35
Adjustment for OMSR*/Merger Expenses	0.09	(0.02)
Adjusted Diluted Earnings per Share	$0.42	$0.33

Return on Average Assets	0.60%	0.71%
Adjustment for OMSR*/Merger Expenses	0.15%	-0.04%
Adjusted Return on Average Assets	0.75%	0.67%

*	valuation adjustment to the Company’s mortgage servicing rights

**	tax effect is calculated using a 21% statutory federal corporate income tax rate